UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________

FORM 8-K
_________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2015
_________________________________________

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 11, 2015, Molson Coors Brewing Company (the “Company”), its indirect wholly-owned subsidiary Molson Coors International LP (the “Issuer”), and certain other subsidiaries of the Company (the “Subsidiary Guarantors”), entered into an agency agreement (the “Agency Agreement”) with Merrill Lynch Canada Inc., BMO Nesbitt Burns Inc. and RBC Dominion Securities Inc. (collectively, the “Agents”), pursuant to which the Agents agreed to act as the sole and exclusive agents on a reasonable best efforts basis for the proposed offer and sale by the Issuer of (i) CDN$400,000,000 aggregate principal amount of its 2.25% Series 1 Notes due 2018 and (ii) CDN$500,000,000 aggregate principal amount of its 2.75% Series 2 Notes due 2020 (collectively, the “Notes”), in a private placement offering in all of the provinces of Canada. The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Company and the Subsidiary Guarantors. The Agency Agreement contains customary representations and warranties, covenants, closing conditions, indemnification and termination provisions. The Agency Agreement contemplates the issuance of the Notes on September 18, 2015, subject to the terms and conditions of the Agency Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	September 14, 2015	By:	/s/ Samuel D. Walker
Samuel D. Walker
Chief People and Legal Officer and Secretary